Exhibit 10.3

American Well Corporation

Retention Agreement

THIS RETENTION AGREEMENT (“Agreement”) is made and entered into as of the ____ day of ______ by and among American Well Corporation and any of its divisions, affiliates, subsidiaries, their successors and assigns and all other related entities (collectively the “Company”), on the one hand, and [EMPLOYEE NAME] (“Employee”), on the other hand.

WITNESSETH:

WHEREAS, the Company has determined that it desires assurances of the continued availability of the services of Employee in order to provide continuity of high-quality services to Company; and

WHEREAS, in furtherance of these goals, the Company is willing to provide an incentive to Employee to remain employed exclusively by the Company for the period described below, subject to the terms and conditions provided herein; and

NOW THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the Company and the Employee hereby enter into this Agreement and agree as follows:

1. Term.

This Agreement shall commence as of the date of the later signature below (the “Effective Date”) and shall continue until the earlier of (a) [INSERT DATE] (the “Retention Date”) and (b) such date as of which Employee’s employment with the Company shall terminate.

2. Retention Payment and Eligibility Criteria.

A retention payment in the minimum amount of [INSERT AMOUNT] will be paid to Employee, less legally required deductions (the “Retention Amount”), on [INSERT DATE]; provided, however that Employee acknowledges that he/she has not earned the Retention Amount, unless he/she has remained employed through the Retention Date (except as provided in Section 3) and has met all of the criteria set forth below, in which case the Retention Amount is earned on the Retention Date.

The Retention Amount above is a minimum amount that may be increased at the sole discretion of the Company. Subject to the foregoing, any increase in the Retention Amount will, in part, be dependent on the performance of the organization in [INSERT YEAR]. The actual Retention Amount will be confirmed by the CEO and communicated to Employee following the close of the [INSERT YEAR] financial calendar year. The Retention Amount shall be considered an “Cash Based Award” granted pursuant to the 2020 Equity Incentive Plan.

In order to be eligible to receive the Retention Amount, Employee acknowledges that he/she must meet the following criteria:

1. Employee’s performance has been satisfactory, as determined in the Company’s sole discretion, from the date of this letter agreement through the date of the Retention Amount payment.

2. Employee is actively employed by the Company on the date of the Retention Amount payment.

3. Employee has not given notice of his/her intent to resign from employment on or before the date of the Retention Amount payment.

4. The Company has not given Employee notice of its intent to terminate Employee’s employment on or before the date of the Retention Amount payment in connection with any willful or gross misconduct by Employee with respect to the performance of his/her duties or any violation of Company policies.

5. Employee has complied with Section 4 of this Agreement.

3. Employment-At-Will; Termination

Subject to the terms of Employee’s current employment agreement with Company, nothing in this Agreement changes the Employee’s status with the Company as an Employee “at will” for an indefinite term, and Employee may be terminated at Employee’s option or the option of the Company at any time, with or without cause or notice, except that Employee agrees to use reasonable efforts to give the Company at least two (2) weeks prior written notice before resigning such employment.

Notwithstanding anything else set forth herein, the Company and Employee hereby acknowledge and agree that if (i) Company terminate Employee without “Cause” or (ii) Employee terminates his/her employment for “Good Reason”, in either case before the Retention Date, than Employee shall immediately receive the Retention Amount. For purposes of clarity, the definition of “Cause” and “Good Reason” shall have the meanings given to such terms in Employee’s current employment agreement with the Company.

4. Nondisclosure and Confidentiality.

To the extent permitted by law, Employee shall keep the provisions of this Agreement in strict confidence and shall not disclose the existence or terms of the Agreement to any third party. However, nothing in this article shall preclude Employee from disclosing the provisions of this Agreement in confidence to his/her spouse, legal counsel, or tax accountant subject to obtaining an obligation on their parts not to further disclose such information. Employee understands that this article on confidentiality is a material term of this Agreement and a breach by Employee could result in termination of the Agreement and/or other actions for damages by Company.

5. Entire Agreement.

This letter agreement contains all of the understandings and representations between the Company and Employee relating to the Retention Amount and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, with respect to any retention payment; provided, however, that this letter agreement shall not supersede any other agreements between the Company and Employee, and specifically Employee’s [offer letter][employment agreement] with the Company or Employee’s Employee Confidentiality, Non Solicitation and Non Competition Agreement, all of which shall remain in full force and effect. This letter agreement may not be amended or modified unless in writing signed by both the Company and the Employee.

6. Assignment.

(a) Employee acknowledges and agrees that this Agreement is personal to the Employee and the Employee may not assign any rights or delegate any obligations or duties hereunder; provided that this Agreement shall inure to the benefit of and be enforceable by the Employee and his or her personal or legal representatives, executors, administrators, heirs, distributes, devisees and legatees.

(b) This Agreement, and the rights and obligations of the Company hereunder, shall inure to the benefit of, and shall be binding upon, any successor or assign of the Company or all or substantially all of the business and/or assets of the Company (whether direct or indirect, by merger, purchase, consolidation, operation of law or otherwise) and may be assigned by the Company to any entity that shall succeed to the business and assets of the Company. As used in this Agreement, “Company” shall mean the Company as defined herein and any successor to the Company or its business and/or assets as aforesaid.

7. Expiration.

Unless signed by all parties, this agreement shall expire and be of no further force or effect as of the close of business on [INSERT DATE] (the “Expiration Date”). Employee must acknowledge and sign and return this letter to amber.howe@amwell.com on or before the Expiration Date.

8. Governing Law; Venue; Jury Waiver

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction). Any legal action concerning this Agreement shall be brought exclusively in courts situated in Suffolk County, Massachusetts. Employee expressly consents to and agrees to subject himself/herself to the jurisdiction of the courts in Massachusetts, federal or state, for purposes of determining any and all rights or obligations under this Agreement and hereby waives any objection that Employee may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. IN ANY SUCH PROCEEDINGS, EMPLOYEE AND COMPANY HEREBY KNOWINGLY AND WILLINGLY WAIVE AND SURRENDER THEIR RIGHT TO TRIAL BY JURY AND AGREE THAT SUCH LITIGATION SHALL BE TRIED TO A JUDGE SITTING ALONE AS THE TRIER OF BOTH FACT AND LAW, IN A BENCH TRIAL, WITHOUT A JURY.

9. Waiver.

The waiver by either party of a breach of any term of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by either party or of the breach of any other term or provision of this Agreement.

10. Acknowledgment.

Employee acknowledges that Employee has the right to consult with legal counsel of his/her choosing before entering into this Agreement, and Employee represents that he/she has either availed himself/herself of this opportunity or, in the alternative, has knowingly and voluntarily foregone the assistance of legal counsel. Employee further acknowledges that Employee has carefully read and fully understands the provisions of this Agreement, and that Employee is voluntarily entering into it without any duress or pressure from the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first written above.

American Well Corporation

By:

/s/ Amber Howe

Name: Amber Howe

Title: Chief People Officer

Date:

ACKNOWLEDGED AND AGREED:

By:__________________________

Name:

Date: